                                                                  EXHIBIT 4.1(b)
                                                         EXHIBIT INDENTIFICATION
                                                                  NO. 04-2866152
                                                                      ----------



                       THE COMMONWEALTH OF MASSACHUSETTS
                       ---------------------------------

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



We, C. Richard Harrison, President
    ----------------------------------------------------------------------------

and Martha L Durcan, Clerk
    ---------------------------------------------------------------------------

of  Parametric Technology Corporation
    ---------------------------------------------------------------------------
                          (Exact name of corporation)

located at  128 Technology Drive , Waltham, Massachusetts 01254
           --------------------------------------------------------------------
                            (Street address of corporation in Massachusetts)
                            ------------------------------------------------

certify that these Article of Amendment affecting article numbered:
                                                    3
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5 and/or 6 being numbered)

of the Articles of Organization were duly adopted at meeting held on February 13, 1997 by vote of :

109,746,159 shares of Common Stock of 127,467,552 shares of outstanding,

being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of the shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE                               WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE              NUMBER OF      TYPE     NUMBER OF SHARES       PAR VALUE
                   SHARES
--------------------------------------------------------------------------------
Common:            None         Common:       215,000,000.00         $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         None         Preferred:      5,000,000.00         $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

WITHOUT PAR VALUE..........              WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE             NUMBER OF    TYPE        NUMBER OF SHARES         PAR VALUE
                  SHARES
--------------------------------------------------------------------------------
Common:            None        Common:      350,000,000.00            $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         None       Preferred:      5,000,000.00           $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The foregoing amendment(s) will become effective when these Article of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:    N/A        .
                         ---


SIGNED UNDER THE PENALTIES OF PERJURY, this 13/th/ day of February , 1997,

              /s/ C. Richard Harrison         , * President
----------------------------------------------

              /s/ Martha L. Durcan            , * Clerk
----------------------------------------------

* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


       I hereby approve the within Article of Amendment and, the filing fee in
the amount of $      having been paid, said articles are deemed to have been
filed with me this     day of      , 1996.



     Effective date:



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                       TO BE FILLED IN BY THE CORPORATION
                      Photocopy of document to be sent to:



                       Parametric Technology Corporation
                              128 Technology Drive
                               Waltham, Ma 02154
                         ATTN:  Martha L. Durcan, Esq.